UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

Alight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Overlook Point
Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 737-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information included pursuant to Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 14, 2023, Tempo Acquisition, LLC (the “Borrower”), an indirect, wholly-owned subsidiary of Alight, Inc. (the “Company”) entered into Amendment No. 8 to Credit Agreement which amended its credit agreement with a syndicate of lenders (the “Credit Agreement”) to (i) increase the Revolving Credit Commitments by $5,800,000 to $300,000,000, (ii) to prepay and refinance the Non-Extended Term Loans due 2024 in full, by incurring an additional $65,205,580.95 of incremental term loans, which shall constitute an increase to the Initial Term B-1 Loans outstanding prior to the effectiveness of the Amendment and be on the same terms as the Initial Term B-1 Loans (including as to interest rate and maturity) and (iii) amend certain other provisions of the Revolving Credit Facility, including updating the benchmark reference rate from LIBOR to Term SOFR (the “Amendment,” and the Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”). BofA Securities, Inc. has agreed to act as sole lead arranger and bookrunner for the Amendment.

The Borrower remains required to pay certain fees in connection with, and as amended by, the Amended Credit Agreement and the Amendment.

The Amended Credit Agreement (i) continues to contain customary representations and warranties, covenants, and events of default and (ii) remains secured by the assets of the Borrower and the Guarantors. Amounts outstanding under the Amended Credit Agreement may be accelerated upon the occurrence of an event of default. The maturity date of the Revolving Credit Commitments continues to be August 31, 2026 and the maturity date of the Initial Term B-1 Loans (as increased by the incremental term loans incurred pursuant to the Amendment) continues to be August 31, 2028.

The description of the Amended Credit Agreement in this Item 2.03 is qualified in its entirety by reference to the full text of the Amendment, which is filed as exhibit 10.1 to this Current Report on Form 8-K, and the Amended Credit Agreement, a copy of which will be attached as Exhibit A to the Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 8 to the Credit Agreement, dated as of March 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

Date:	March 14, 2023	By:	/s/ John A. Mikowski
John A. Mikowski, Executive Vice President, Deputy General Counsel and Assistant Corporate Secretary